UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 8, 2019

ACTUANT CORPORATION
(Exact name of Registrant, as specified in its charter)

Wisconsin	1-11288	39-0168610
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

N86 W12500 WESTBROOK CROSSING
MENOMONEE FALLS, WISCONSIN 53051

Mailing address: P.O. Box 3241, Milwaukee, Wisconsin 53201
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (262) 293-1500

Former name or address, if changed since last report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.20 per share	ATU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 1.01.  Entry into a Material Definitive Agreement.

On July 8, 2019, Actuant Corporation (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) by and among the Company, Actuant France SAS, a company organized under the laws of France, Actuant Holdings AB, a company organized under the laws of Sweden, and BRWS Parent LLC, a Delaware limited liability company (“Buyer”) and affiliate of One Rock Capital Partners II, LP (the “Sponsor”), pursuant to which the Company has agreed to sell its Engineered Components & Systems segment (excluding the Company’s Cortland U.S. business) (the “Business”) to Buyer.

Subject to the terms and conditions of the Purchase Agreement, Buyer (through one or more direct or indirect subsidiaries of Buyer) has agreed to purchase (i) all of the outstanding equity interests of newly-formed entities formed to hold the Business and (ii) certain intercompany notes in France and Sweden (the “Transaction”). The purchase price for the Transaction is approximately $214.5 million (of which approximately $3.0 million will be paid in four quarterly installments after closing), subject to customary adjustments set forth in the Purchase Agreement (as so adjusted, the “Purchase Price”). The completion of the Transaction is subject to customary closing conditions, including, among others (i) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the receipt of approvals under or expiration or termination of applicable waiting periods under other applicable competition laws, (ii) the completion of certain restructuring transactions in preparation for the Transaction, (iii) the absence of a material adverse effect with respect to the Business and (iv) customary conditions regarding the accuracy of the representations and warranties and compliance by the parties in all material respects with their respective obligations under the Purchase Agreement. The transaction is not subject to a financing condition. The transaction is expected to close in the fourth calendar quarter of 2019, subject, among other things, to satisfaction of the foregoing conditions. Employee representative consultations are to be conducted in certain jurisdictions prior to the closing of the Transaction.

The Purchase Agreement contains customary representations, warranties and covenants related to the Business and the Transaction. Between the date of the Purchase Agreement and the completion of the Transaction, the Company has agreed to use commercially reasonable efforts to operate the Business in the ordinary course of business consistent with past practices and has agreed to certain other operating covenants with respect to the Business as set forth more fully in the Purchase Agreement.

The Purchase Agreement includes customary termination provisions in favor of the Company, on the one hand, and Buyer, on the other hand, including if the closing of the Transaction has not occurred on or before December 31, 2019. The Company will be entitled to receive a termination fee from Buyer if the Purchase Agreement is terminated under certain circumstances. An affiliate of the Sponsor has guaranteed the payment of the termination fee to the Company when due, together with certain other payment, reimbursement and indemnity obligations of Buyer under the Purchase Agreement.

Both the Company and Buyer have agreed to indemnify the other party for losses arising from certain breaches of the Purchase Agreement and other liabilities, subject to certain limitations.

In connection with the closing of the Transaction, the Company and Buyer will enter into certain additional ancillary agreements, including a transition services agreement and certain other customary agreements.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Purchase Agreement. A copy of the Purchase Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The representations, warranties and covenants set forth in the Purchase Agreement have been made only for the purposes of the Purchase Agreement and solely for the benefit of the parties thereto and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts. In addition, such representations and warranties were made only as of the dates specified in the Purchase Agreement and information regarding the subject matter thereof may change after the date of the Purchase Agreement. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding its terms and not to provide investors with any other factual information regarding the Company or its business as of the date of the Purchase Agreement or as of any other date. Investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were made only as of a specific date and are modified in important part by the underlying disclosure schedules. In addition, certain representations and warranties may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders.

Item 2.06  Material Impairments

As a result of, and as of the date of the Purchase Agreement, the Company concluded that a material charge is required related to the net assets held for sale and the cumulative effect of foreign currency rate changes since the acquisition(s) of the Business and accordingly anticipates recording a non-cash impairment & divestiture charge of approximately $300 million.  The final amount of the charge may be impacted by cash flows of the Business prior to the consummation of the Transaction, changes in foreign exchange rates, and working capital amounts at the time of consummation of the Transaction.

Item 7.01.  Regulation FD Disclosure.

On July 9, 2019, the Company issued a press release announcing the entry into the Purchase Agreement. A copy of this press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information furnished in Item 7.01 and Exhibit 99.1 are not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Forward-Looking Statements

This Current Report contains “forward-looking statements” within the meaning of the federal securities laws. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. Forward-looking statements include, without limitation, statements about the Transaction and the anticipated timing thereof; expected financial positions; results of operations; cash flows; financing plans; business strategy; operating plans; capital and other expenditures; competitive positions; growth opportunities for existing products; benefits from new technology and cost reduction initiatives, plans and objectives; and markets for securities. The Company cautions that these statements are based on current estimates of future performance and are highly dependent upon a variety of factors, which could cause actual results to differ from these estimates. Among other risks and factors, the Company’s results are subject to general economic conditions, variation in demand from customers, the impact of geopolitical activity on the economy, continued market acceptance of the Company’s new product introductions, uncertainties with respect to the timing and terms of any disposition (including the timing of the Transaction), the successful integration of acquisitions, restructurings, operating margin risk due to competitive pricing and operating efficiencies, supply chain risk, material and labor cost increases, tax reform, foreign currency fluctuations and interest rate risk. See the Company’s Form 10-K for the fiscal year ended August 31, 2018 filed with the Securities and Exchange Commission for further information regarding risk factors. The Company disclaims any obligation to publicly update or revise any forward-looking statements as a result of new information, future events or any other reason.

Item 9.01.  Financial Statements and Exhibits.

(d)            Exhibits:

Exhibit No.	Description
2.1*	Securities Purchase Agreement, dated as of July 8, 2019, by and between the Company, BRWS Parent LLC, Actuant France SAS and Actuant Holdings AB.
99.1	Press Release issued by the Company on July 9, 2019.

* Schedules and similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K because it is both not material and would likely cause competitive harm to the Company if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTUANT CORPORATION
Date: July 9, 2019
/s/ Fabrizio Rasetti
Fabrizio Rasetti Executive Vice President, General Counsel and Secretary